Exhibit 99.2

EMPLOYEE ANNOUNCEMENT from Harris Simmons, CEO:

Dear Colleagues,
This morning, we announced to the public our intent to further simplify our business by merging our bank holding company (Zions Bancorporation) into our bank (ZB, N.A.) and taking steps to cease being treated as a “systemically important financial institution” (SIFI) under the Dodd-Frank Act. If approved by various parties, including our shareholders, the Office of the Comptroller of the Currency (OCC), the Federal Deposit Insurance Corporation (FDIC) and the Financial Stability Oversight Counsel (FSOC), the completion of this consolidation could occur as soon as the first half of 2018. The name of the resulting company is expected to be Zions Bancorporation, N.A. (a legally-required acronym for “National Association”), and affiliates will retain their local brands (such as Vectra Bank Colorado, a division of Zions Bancorporation, N.A.).
For the vast majority of you, there will be no meaningful difference in your daily responsibilities. For some of you, this should result in some reduction of efforts that are duplicative, such as responding to a commercial real estate regulatory exam conducted by the Federal Reserve followed by a similar exam conducted by the OCC just a few weeks later. Such duplication occurs frequently and has required time and effort from many of our employees—time that could be spent more productively helping customers and building our business.
Historically, Zions has been regulated by several federal agencies: the Federal Reserve, the OCC, the FDIC, the Securities and Exchange Commission (SEC), and with the passing of what is commonly referred to as the Dodd-Frank Act, the Consumer Financial Protection Bureau (CFPB), along with others. With the consolidation of our seven banking charters into ZB, N.A. on December 31, 2015, we are generally no longer examined by the FDIC; the consolidation also reduced call report (a comprehensive financial report sent to regulators) filings to four each year from 28. If our proposals are approved, we will still be examined by the CFPB, but we will be relieved of regulatory oversight from the Federal Reserve, therefore further reducing duplicative reporting.
As previously noted, if approved, we would be relieved of the SIFI designation, which we expect will reduce the “headline risk” of a stress test failure. Although we will not be subject to the Federal Reserve’s proprietary models, Zions will still be subject to capital stress testing by the OCC, using our own models that will remain subject to OCC examination. Our internal stress testing will continue to be a major tool in governing the allocation of resources within the bank. Once no longer designated as a SIFI, Zions would no longer be part of the Comprehensive Capital Analysis and Review (CCAR aka Horizontal Capital Review, or HCR), which requires all participants to supply to the Federal Reserve a nine-quarter capital plan. The first four quarters of the CCAR/HCR plan are binding, and once approved (technically, “not objected to”), we must not make any substantive changes along the way. Because circumstances may change during the course of the year, including both opportunities and challenges, the Board and I believe Zions will benefit from increased capital flexibility.
Provided below are some anticipated “Frequently Asked Questions.” Other bank holding companies have taken similar steps to what we are proposing, although no bank of our size has previously done so. However, there are other banks that are of Zions’ size that do not have a bank holding company, and therefore have the competitive advantage of reduced duplication of regulatory exams and enhanced capital flexibility.
While we are optimistic about obtaining the necessary approvals to complete this transaction, no assurances can be provided.  As always, if you receive inquiries from customers or other members of the public about this matter, please indicate that this should not noticeably impact them—it does not change our products, pricing or the way we provide banking services to our customers—and that it is merely a simplification of our corporate structure, with further questions directed to your affiliate CEO or director of communications.
I thank you for your continued efforts to streamline our organization and I encourage you to look for additional ways we can make ourselves more efficient. We believe that the principles of “Simple, Easy, Fast” along with exceptional customer service will result in continued growth for our company. I appreciate the great work all of you are doing for the continued success of our company. Thank you for your dedication to Zions Bancorporation.
Harris H. Simmons
Chairman and CEO

CUSTOMER TALKING POINTS

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Zions recently announced that it intends to apply to various federal regulatory entities to receive permission to simplify its legal operating structure and therefore reduce duplicative regulatory paperwork.

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Customers should not expect any disruption to loans, deposits, payments, wealth management, or other banking activities as this is simply consolidating our parent company, with minimal operating activities, into its operating subsidiary (the bank).

•	Other banks have undergone similar consolidations earlier this year, including a relatively large bank with $21 billion in assets and another with nearly $15 billion in assets.

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The affiliate brand you bank with—Amegy Bank, California Bank & Trust, National Bank of Arizona, Nevada State Bank, The Commerce Bank of Oregon, The Commerce Bank of Washington, Vectra Bank Colorado or Zions Bank—and the people you bank with will remain the same.

•	This does not in any way alter the safety of your bank. Zions remains one of the nation’s strongest banks, measured by strong capital, asset quality, earnings, and liquidity.

FREQUENTLY ASKED QUESTIONS
Q: Will the way we do business, interact with customers, serve in the community and interact with investors change?
A: No. If approved, this will be a legal and regulatory change only.
Q: What will happen to our debt rating (Moody’s, Standard & Poor’s, etc.)?
A: That is something each rating agency will need to evaluate; however, it is not uncommon for the operating bank is rated higher by one “notch” than the holding company (i.e., a BBB rated holding company will have a BBB+ rated operating bank).
Q: What are the expected noninterest expense cost savings, if successful?
A: We expect that the majority of the benefit will be in the form of soft savings, as some employees will no longer need to interact will both the OCC and the Federal Reserve, and can therefore reallocate that time to other priorities.
Q: What will happen to Zions’ shares?
A: We do not expect any change in the way Zions’ stock trades, where it trades (NASDAQ), or its trading symbol (ZION). The same is true for Zions’ stock options, warrants (ZIONZ and ZIONW), and other capital markets instruments. Behind the scenes, Zions Bancorporation’s holding company shares will be cancelled and new shares will be issued in the surviving entity, Zions Bancorporation, N.A., with exactly the same number and proportional ownership that existed in the Bank Holding Company. The surviving entity will assume all of the Holding Company’s equity incentive plans, equity compensation plans, all other compensation plans, all employee stock options and restricted stock. Each equity award will be subject to the same terms and conditions that applied to the award immediately prior to the effective time of the consolidation, including vesting schedules and other restrictions.
Q: If successful, what are the key benefits of this announcement?
A: Primarily, it will eliminate duplicative regulatory examinations. Secondarily, it should improve the flexibility of capital distribution. Additionally, it would eliminate Zions from complying with “Enhanced Prudential Standards” administered by the Federal Reserve which include:

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The need to maintain a separate Holding Company Living Will (aka Section 165(d) in the Dodd-Frank Act); however, the OCC has an Insured Depository Institution (IDI) plan requirement, which remains in force.

•	Monthly liquidity stress testing (although Zions expects to retain and utilize its liquidity stress test infrastructure).

Q: If not subject to the Securities and Exchange Commission (SEC) oversight, will Zions continue to file documents such as 10-Ks, 10-Qs, and 8-Ks?
A: Yes, such documents will continue to be filed, but not with the SEC. Such documents will be filed with the OCC on a similar schedule as with the SEC. The reason for this is two-fold: first, Zions believes in providing investors with transparency regarding the bank’s financial condition and strategic direction; secondly, the surviving company will remain subject to the Securities Exchange Act of 1934 which requires that publicly-traded companies file such documents. In addition, we will continue to post such documents on our website.
Q: What entities need to approve this, and what is the timeframe of this consolidation?
A: In order for the application to be successful, approvals from both the OCC and FDIC are required. Another bank that recently completed this process, Bank of the Ozarks, had all the regulatory approvals within approximately two months, and Bancorp South’s approval was received within approximately three months. However, we expect the process for us will take a bit longer due to Zions’ SIFI designation.
Shareholders will need to vote on the proposal in a shareholder meeting. We expect that shareholders will see the value in reducing unnecessary and duplicative regulation and redeploying employee time in more productive areas. For this, a proxy statement will be filed with the SEC and distributed to shareholders. If the SEC elects to review the proxy statement, the review process can last several weeks from the filing of the preliminary proxy statement.
We expect that the Financial Stability Oversight Council, or FSOC, will receive our request that the surviving public bank not be treated as a SIFI in the near term; FSOC has 30 days to hold a written or oral hearing on the application, after which it has 60 days to issue its proposed decision and report its proposed decision to the banking committees of the U.S. Congress. The background and membership of FSOC is described later in this document.
Once FSOC renders its proposed decision, the banking committees have a one-year window of opportunity to hold a hearing on FSOC’s findings.
Conclusion: We believe the first half of 2018 is the most likely timeframe for the completion of the process, but, depending on Congressional action, the FSOC’s decision on our request to no longer be treated as a SIFI could take substantially longer.
Q: Will Zions still be subject to stress testing?
A: Yes, Zions will still conduct regular stress testing using the same models it has used for such testing under the supervision of the Federal Reserve. Historically, the OCC has been included in the review of the stress test, while the Federal Reserve was the primary regulator. If our application is approved, the OCC will be responsible for examining the process. The main difference is that unlike the Federal Reserve, the OCC will not develop and use its own models on Zions.
Q: How robust are Zions’ own stress testing models?
A: Zions’ stress testing models have been reviewed many times by various third parties, including the Federal Reserve, the OCC, Zions’ Internal Audit (reports to Zions’ Board of Directors via the Board’s Audit Committee), Ernst & Young, and Zions’ model validation team. With that many independent parties reviewing the models, we feel confident that the models have been exhaustively reviewed and fine-tuned.
Q: Zions has stated publicly on several occasions that it has substantial excess capital, perhaps between $500 million and $1 billion of common and some surplus of preferred equity. Assuming this change becomes effective, does Zions plan to increase its capital distribution significantly from the current payout ratio?
A: No. Zions currently expects its payout ratio to remain generally similar to the current level, although this is a decision that will continue to ultimately be made by the board, and informed by the periodic results of the stress testing process. Although occasionally an investor suggests that Zions would benefit from a much stronger payout ratio over a short period of time, followed by a reduction in the payout ratio over the long term, many shareholders prefer an orderly, predictable, and steady distribution of capital.
Zions’ current capital ratios are at or near the top (strongest) of its peer group, while its loan losses remain superior to most peers. This combined profile of strong capital and low credit risk would allow for some increase in the leverage of the balance sheet in order to stay relatively competitive with peers on overall capitalization metrics. As such, Zions may experience some additional financial leverage resulting from loan growth. As an additional factor governing capital, Zions has publicly stated that it expects to remain somewhat stronger than the peer median of various capital ratios.
Q: If you plan to return capital to shareholders in a measured, orderly way, why go through all the effort to combine the holding company into the bank?
A: To address the capital question, while there have been bipartisan efforts in both the House and Senate to provide regulatory relief for non-complex regional banks similar to Zions, there is no assurance that such efforts will become law. Former House Representative Barney Frank, who co-authored the Dodd-Frank Act, has said that the size at which a bank is designated as a SIFI under the Act was arbitrary (“All numbers are arbitrary, and in the rush, $50 billion seemed like a much bigger number,” Mr. Frank said in a recent interview. – WSJ, May 30, 2017). But even if the threshold were to increase to $250 billion or some other relatively arbitrary number and Zions were to be relieved of the annual CCAR/HCR process, Zions would still experience much duplication of regulatory examination each year. These unnecessary exams reduce time that employees could better spend serving customers and communities.
Q: What are the “give ups” – the downside of no longer being regulated by the Federal Reserve?
A: Although there are some financial services activities that cannot be done inside of a bank that could be done within a Bank Holding Company (BHC), including insurance underwriting and operating non-bank companies, those aren’t business activities that Zions currently conducts, nor does it expect to conduct such activities in the foreseeable future. The Gramm-Leach-Bliley Act of 1999 created the ability for national banks to own “financial subsidiaries” through which a variety of activities that would otherwise be engaged in by a BHC may be conducted. As such, we will still be able to underwrite and syndicate debt of all types (corporate, municipal, consumer), operate our wealth management business, and provide capital to companies under the small business investment company program.
Q: What is FSOC?
A: The Financial Stability Oversight Council (FSOC) is a United States government organization, established by Title I of the Dodd–Frank Wall Street Reform and Consumer Protection Act.
The Dodd-Frank Act provides FSOC with broad authorities to identify and monitor excessive risks to the U.S. financial system arising from the distress or failure of large, interconnected bank holding companies or non-bank financial companies, or from risks that could arise outside the financial system; to eliminate expectations that any American financial firm is "too big to fail"; and to respond to emerging threats to U.S. financial stability.
The Act designates the Secretary of the Treasury as Chairperson. The affirmative vote of the chairman of FSOC and at least two-thirds of FSOC’s voting members will be required for approval of our request to cease being treated as a SIFI. Recently (September 29, 2017), the FSOC reviewed American International Group (AIG) and found that the company was no longer a SIFI. AIG has assets of approximately $500 billion.
Voting Members
The Financial Stability Oversight Council has ten voting members:

•	Secretary of the Treasury (chairs the Council)

•	Chairman of the Federal Reserve

•	Comptroller of the Currency

•	Director of the Consumer Financial Protection Bureau

•	Chairperson of the U.S. Securities and Exchange Commission

•	Chairperson of the Federal Deposit Insurance Corporation

•	Chairperson of the Commodity Futures Trading Commission

•	Director of the Federal Housing Finance Agency

•	the Chairman of the National Credit Union Administration Board

•	an independent member (with insurance expertise), appointed by the President

Q: Will my title (EVP, SVP, VP, etc.) change as a result of this consolidation?
A: No. For example, John Doe, an employee who is a VP for Vectra Bank Colorado will retain the same title. Jane Doe, SVP who works for Zions Management Services Company (ZMSC—including Enterprise Technology Operations, Risk Management, Finance, Legal and Human Resources), will remain an SVP of the ZMSC division of Zions Bancorporation, N.A.
Forward Looking Information
This communication includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements in this communication that are based on other than historical information or that express Zions Bancorporation’s expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect, among other things, our current expectations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, market trends, industry results or regulatory outcomes to differ materially from those expressed or implied by such forward-looking statements.
Without limiting the foregoing, the words “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “projects,” “should,” “would,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed transaction and receipt of regulatory approvals or determinations, or the anticipated benefits thereof, including, without limitation, future financial and operating results. Important risk factors that may cause such material differences include, but are not limited to, risks and uncertainties related to the ability to obtain shareholder and regulatory approvals or determinations, or the possibility that such approvals or determinations may be delayed; the imposition by regulators of conditions or requirements that are not favorable to Zions; the ability of Zions Bancorporation to achieve anticipated benefits from the consolidation and regulatory determinations; and legislative, regulatory and economic developments that may diminish or eliminate the anticipated benefits of the consolidation. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement that will be filed with the Securities and Exchange Commission in connection with the proposed transaction.
Except as required by law, Zions Bancorporation specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
Important Additional Information and Where to Find It
Zions Bancorporation will file a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Zions free of charge by contacting: Investor Relations, Zions Bancorporation, One South Main Street, 15th Floor, Salt Lake City, Utah 84133, (801) 844-7637.
Participants in Proxy Solicitation
Zions Bancorporation, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Zions’ shareholders in connection with the proposed transaction. Information about the directors and executive officers of Zions and their ownership of Zions stock is set forth in the proxy statement for Zions’ 2017 Annual Meeting of Shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement for the proposed transaction when it becomes available.